UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2018

NTN BUZZTIME, INC.

(Exact name of registrant as specified in charter)

Delaware	001-11460	31-1103425
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2231 Rutherford Rd, Suite 200
Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(760) 438-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer Listing.

On March 20, 2018, we received a letter from the NYSE Regulation stating that we are not in compliance with NYSE American LLC continued listing standards. Specifically, we are not in compliance with Section 1003(a)(iii) of the NYSE American Company Guide because we reported stockholders’ equity of less than $6 million as of December 31, 2017 and had net losses in five of our most recent fiscal years ended December 31, 2017. Our stockholders’ equity was $5.5 million as of December 31, 2017. As a result, we are now subject to the procedures and requirements of Section 1009 of the Company Guide.

We must submit a plan to NYSE Regulation by April 20, 2018 advising of actions we have taken or will take to regain compliance with Section 1003(a)(iii) by March 20, 2019. If NYSE Regulation determines to accept the plan, we will be subject to periodic reviews, including quarterly monitoring, for compliance with the plan. If we do not submit a plan or if the plan is not accepted, delisting proceedings will commence. Furthermore, if the plan is accepted but we are not in compliance with the continued listing standards by March 20, 2019, or if we do not make progress consistent with the plan during the plan period, the NYSE American staff will initiate delisting proceedings as appropriate.

Our management is reviewing our options to address the noncompliance and expects to submit a plan on or before the April 20, 2018 deadline.

The March 20, 2019 deadline to regain compliance is a truncated deadline because this instance of non-compliance occurred within 12 months of May 12, 2017, the date on which we regained compliance with our previously reported non-compliance with Section 1003(a)(iii). Under Section 1009(h) of the Company Guide, the NYSE American may truncate the continued listing evaluation and follow up procedures if a company, within 12 months of the end of a plan period, is again determined to be below the continued listing standards.

Item 8.01 Other Events.

On March 23, 2018, we issued a press release announcing the receipt of the letter described in Item 3.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
99.1	Press Release of NTN Buzztime, Inc. dated March 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

Date: March 23, 2018	By:	/s/ Allen Wolff
Allen Wolff
Chief Financial Officer